Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE: May 14, 2013

CRC Health Corporation Reports Operating Results

For the Three Months Ended March 31, 2013

CUPERTINO, CA, May 14, 2013—CRC Health Corporation, a leading provider of substance abuse treatment and adolescent youth services, announced its results for the three months ended March 31, 2013.

“During the first quarter of 2013, we delivered revenue growth in our recovery business, driven by both our CTCs and our residential recovery businesses, while our youth business struggled to achieve growth due to lack of demand in the marketplace and our weight management businesses delivered improved profitability as well as revenue growth. The future is promising as we continue to invest in areas that position us well for the dramatic changes occurring given healthcare reform,” said R. Andrew Eckert, Chief Executive Officer.

Three Months Ended March 31, 2013 Operating Results:

Net client service revenues for the three months ended March 31, 2013 increased $2.4 million, or 2%, to $110.6 million compared to the same period in 2012. For the three months ended March 31, 2013, operating income decreased $0.3 million, or 2%, compared to the same period in 2012. Adjusted EBITDA increased $0.1 million, or 1%, compared to the same period in 2012.

The following table presents our net client service revenues, operating income (loss), Adjusted EBITDA and Adjusted EBITDA margin by division (in thousands, except for percentages):

	Three Months Ended March 31,
	2013	2012
Net client service revenues:
Recovery	$90,675	$87,096
Youth	14,938	16,302
Weight management	4,961	4,800
Corporate	10	23

Total net client service revenues	110,584	108,221
Operating expenses:
Recovery	64,784	62,036
Youth	17,567	17,761
Weight management	5,022	5,325
Corporate	9,213	8,774

Total operating expenses	96,586	93,896
Operating income (loss):
Recovery	25,891	25,060
Youth	(2,629)	(1,459)
Weight management	(61)	(525)
Corporate	(9,203)	(8,751)

Operating income	13,998	14,325
Interest expense	(11,480)	(11,787)
Other income	262	243

Income from continuing operations before income taxes	2,780	2,781
Income tax expense	1,183	1,249

Income from continuing operations, net of tax	1,597	1,532
Loss from discontinued operations, net of tax	(210)	(789)

Net income	$1,387	$743

	Three Months Ended March 31,
	2013	2012
Adjusted EBITDA margin: (1)
Recovery	32%	32%
Youth	(13)%	(4)%
Weight Management	3%	(7)%
Total Adjusted EBITDA margin	19%	19%

(1)	Adjusted EBITDA margin is defined as Adjusted EBITDA divided by net client service revenues.

Three Months Ended March 31, 2013 Compared to Three Months Ended March 31, 2012

Recovery:

•

Net client service revenues increased $3.6 million, or 4%, primarily due to a $2.1 million increase from our CTC facilities and $1.4 million increase in our residential facilities. The increase in revenues at our CTC facilities was due to a combination of increased patient days at our facilities driven by marketing programs and clinically appropriate retention efforts, as well as certain rate increases across our facilities. The increase in revenues at our residential facilities was primarily driven by one of our Recovery residential facilities, New Life Lodge, where admissions had been suspended during the first quarter of 2012. This facility re-opened in April 2012.

•

Operating expenses increased $2.7 million, or 4%, primarily due to a $1.6 million increase related to our residential facilities and a $1.1 million increase related to our CTC facilities. The increased operating expenses at our residential facilities was primarily driven by the reopening of our New Life Lodge facility in April 2012 and the related increases in salaries, wages and benefits, outside services and other operating costs. The increased operating expenses at our CTC facilities was primarily due to increased marketing activities and employee salaries, wages and benefits.

•	Adjusted EBITDA increased $1.0 million, or 4%, from the comparable prior period.

Youth:

•	Net client service revenues decreased by $1.4 million, or 8%, due primarily to a decrease in patient days at our residential facilities.

•

Operating expenses decreased $0.2 million, or 1%, due to a decrease in marketing activities and other facility operating costs associated with the decline in patient days. This decrease in operating expenses was slightly offset by an increase in employee benefit costs.

•	Adjusted EBITDA decreased $1.2 million from the comparable prior period.

Weight Management:

•	Net client service revenues increased by $0.2 million, or 3%, primarily due to an increase in patient days.

•	Operating expenses decreased $0.3 million, or 6%, primarily due to our efforts to manage facility operating costs and related salaries, wages and benefits.

•	Adjusted EBITDA increased $0.5 million from the comparable prior period.

Non-GAAP Financial Measures:

Under the terms of the our borrowing arrangements, we are required to comply with various covenants, including the maintenance of certain financial ratios, the calculations of which are based on Adjusted EBITDA, as defined in our credit agreements. As of March 31, 2013, we were in compliance with all such covenants. A breach of these could result in a default under our credit facilities and in our being unable to borrow additional amounts under our revolving credit facility. If an event of default occurs, the lenders could elect to declare all amounts borrowed under our credit facilities to be immediately due and payable and the lenders under our term loans and revolving credit facility could proceed against the collateral securing the indebtedness.

The computation of Adjusted EBITDA is provided below to provide an understanding of the impact that Adjusted EBITDA has on our ability to comply with certain covenants in our borrowing arrangements that are tied to these measures and to borrow under the credit facility. Adjusted EBITDA should not be considered as an alternative to net income (loss) or cash flows from operating activities (which are determined in accordance with GAAP) and is not being presented as an indicator of operating performance or a measure of liquidity. Other companies may define Adjusted EBITDA differently and as a result, such measures may not be comparable to our Adjusted EBITDA.

The following table reconciles our net income to our Adjusted EBITDA (in thousands):

	Three Months Ended March 31,
	2013	2012
Net Income Attributable to CRC Health Corporation:	$1,387	$743
Depreciation and amortization (1)	4,855	4,825
Income tax expense (1)	1,045	763
Interest expense	11,480	11,787

EBITDA	18,767	18,118
Adjustments to EBITDA:
Discontinued operations	222	628
Non-impairment restructuring activities (1)	167	717
Stock-based compensation expense	558	485
Foreign exchange translation	34	(30)
Loss on disposal of property and equipment (1)	92	40
Management fees	600	575
Non-recurring legal costs	558	316
Debt costs	61	108
Other non-cash charges and non-recurring costs	—	(5)

Total adjustments to EBITDA	2,292	2,834

Adjusted EBITDA	$21,059	$20,952

(1)	Includes amounts related to both continuing operations and discontinued operations.

Key Operating Statistics:

	Three Months Ended March 31,
	2013	2012
Recovery
Residential and outpatient facilities
Net client service revenues (in thousands)	$56,214	$54,765
Patient days	142,932	139,838
Net client service revenues per patient day	$393.29	$391.63
CTCs
Net client service revenues (in thousands)	$34,461	$32,331
Patient days	2,627,184	2,505,971
Net client service revenues per patient day	$13.12	$12.90
Youth
Residential facilities
Net client service revenues (in thousands)	$9,486	$10,910
Patient days	30,757	38,574
Net client service revenues per patient day	$308.42	$282.83
Outdoor programs
Net client service revenues (in thousands)	$5,452	$5,392
Patient days	11,536	11,248
Net client service revenues per patient day	$472.61	$479.37
Weight Management
Net client service revenues (in thousands)	$4,961	$4,800
Patient days	12,087	11,967
Net client service revenues per patient day	$410.44	$401.10

Other Data (in thousands except ratios):

	March 31, 2013	December 31, 2012
Total Adjusted Debt (1)	$572,058	$570,996
Cash Interest Expense (2)	$42,710	$42,144
Adjusted EBITDA (2)	$102,385	$102,279
Debt Covenant Ratios
Leverage Ratio (3)	5.59	5.58
Maximum Required Leverage Ratio per Credit Facility	6.75	6.75
	Compliant	Compliant
Interest Coverage Ratio (4)	2.40	2.43
Minimum Required Interest Coverage Ratio per Credit Facility	2.00	2.00
	Compliant	Compliant

Notes:

1.	Consolidated Total Debt is defined as the aggregate principal amount of indebtedness outstanding on such date, determined on a consolidated basis, consisting of borrowed money, capitalized leases, promissory notes or similar instruments minus cash and cash equivalents in excess of $0.5 million (cash reserve). The Total Adjusted Debt includes debt of discontinued operations of less than $0.1 million and $0.2 million at March 31, 2013 and December 31, 2012 respectively.
2.	Calculated over the four trailing quarters.
3.	Leverage ratio is defined as Consolidated Total Debt divided by the Adjusted EBITDA for the respective four trailing quarters.
4.	Interest coverage ratio is defined as our Adjusted EBITDA for the respective four trailing quarters divided by the cash interest expense over the same period

CRC HEALTH CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(in thousands, except share amounts)

	March 31, 2013	December 31, 2012
Assets
Current assets:
Cash and cash equivalents	$13,283	$19,058
Restricted cash	183	364
Accounts receivable, net	38,834	36,737
Prepaid expenses	7,590	4,781
Other current assets	2,802	2,591
Income taxes receivable	1,109	1,109
Deferred income taxes	6,352	6,352
Current assets of discontinued operations	2,761	2,623

Total current assets	72,914	73,615

Property and equipment, net	130,431	130,381
Goodwill	519,093	518,953
Other intangible assets, net	291,560	292,846
Other assets, net	19,572	20,396

Total assets	$1,033,570	$1,036,191

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$7,099	$6,801
Accrued payroll and related expenses	21,827	18,333
Accrued interest	5,230	9,412
Accrued expenses	8,918	8,721
Income taxes payable	910	—
Current portion of long-term debt	9	4,840
Deferred revenue	9,311	9,494
Other current liabilities	1,408	1,592
Current liabilities of discontinued operations	2,155	2,372

Total current liabilities	56,867	61,565

Long-term debt	584,833	584,535
Other long-term liabilities	8,751	8,740
Long-term liabilities of discontinued operations	6,058	6,275
Deferred income taxes	107,305	107,289

Total liabilities	763,814	768,404

Commitments and contingencies
Stockholders’ equity
Common stock, $0.001 par value - 1,000 shares authorized, issued and outstanding	—	—
Additional paid-in capital	465,490	464,932
Accumulated deficit	(195,687)	(197,074)
Accumulated other comprehensive loss	(47)	(71)

Total equity	269,756	267,787

Total liabilities and stockholders’ equity	$1,033,570	$1,036,191

CRC HEALTH CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(In thousands)

	Three Months Ended March 31,
	2013	2012
Net client service revenues	$110,584	$108,221
Operating expenses:
Salaries and benefits	55,967	54,587
Supplies, facilities and other operating costs	33,589	32,177
Provision for doubtful accounts	2,175	2,343
Depreciation and amortization	4,855	4,789

Total operating expenses	96,586	93,896

Operating income	13,998	14,325
Interest expense	(11,480)	(11,787)
Other income	262	243

Income from continuing operations before income taxes	2,780	2,781
Income tax expense	1,183	1,249

Income from continuing operations, net of tax	1,597	1,532
Loss from discontinued operations, net of tax	(210)	(789)

Net income	$1,387	$743

CRC HEALTH CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

(In thousands)

	Three Months Ended March 31,
	2013	2012
Cash flows from operating activities:
Net income	$1,387	$743
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	4,855	4,825
Amortization of debt discount and capitalized financing costs	786	1,211
Loss on disposal of property and equipment	92	40
Provision for doubtful accounts	2,161	2,450
Stock-based compensation	558	485
Deferred income taxes	16	(619)
Changes in assets and liabilities:
Restricted cash	181	(277)
Accounts receivable	(4,254)	(2,688)
Prepaid expenses	(2,813)	(1,217)
Income taxes receivable and payable	772	489
Other current assets	(212)	49
Accounts payable	1,179	1,312
Accrued liabilities	(489)	(734)
Other current liabilities	(374)	2,216
Other long-term assets	431	119
Other long-term liabilities	(187)	564

Net cash provided by operating activities	4,089	8,968

Cash flows from investing activities:
Additions of property and equipment	(4,639)	(3,321)
Proceeds from sale of property and equipment	36	—
Acquisition of business, net of cash acquired	(140)	—
Other	—	(17)

Net cash used in investing activities	(4,743)	(3,338)

Cash flows from financing activities:
Borrowings of long-term debt	—	84,096
Repayment of long-term debt	(5,010)	(88,080)
Borrowings on revolving line of credit	—	13,000
Repayments on revolving line of credit	—	(13,505)
Capital distributed to Parent	—	(20)
Capitalized financing costs	(95)	(1,660)
Other	(16)	—

Net cash used in financing activities	(5,121)	(6,169)

Net decrease in cash and cash equivalents	(5,775)	(539)
Cash and cash equivalents — beginning of period	19,058	10,183

Cash and cash equivalents — end of period	$13,283	$9,644

Conference Call

CRC Health Corporation will host a conference call, open to all interested parties, on Friday, May 17, 2013 beginning at 4:00 PM Eastern Time (1:00 PM Pacific Time). The number to call within the United States is (888) 430-8709. Participants outside the United States should call (719) 325-2362. The conference ID is 1928829.

A replay of the conference call will be available starting at 7:00 PM Eastern Time on Friday, May 17, 2013 until 7:00 PM Eastern Time Friday, May 24, 2013. The replay number for callers within the United States is (888) 203-1112 or (719) 457-0820 from outside the United States and the conference ID for all callers is 1928829.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements related to trends and events that may affect or future financial position and operating results. Any statement contained in this release that is not statements of historical fact may be deemed forward-looking statements. For example, words such as “may”, “will”, “should”, “likely”, “expect”, “anticipate”, “estimate”, “believe”, “intend”, “potential” or “plan”, or comparable terminology, are intended to identify forward-looking statements. Such statements are based upon current expectations, estimates and assumptions, and entail various risks and uncertainties that could cause actual results to differ materially from those expressed in such forward-looking statements. Important factors known to us that could cause or contribute to material differences include, but are not limited to, the following:

•	Our substantial indebtedness;

•	Unfavorable economic conditions that have and could continue to negatively impact our revenues;

•	Changes in reimbursement rates for services provided;

•	Failure to comply with extensive laws and governmental regulations given the highly regulated industry in which we operate and the ever changing nature of these laws and regulations;

•	Significant economic contribution that certain regions and programs have to our operating results;

•	Claims and legal actions by patients, students, employees, third-party payors, such as Medicare, and others;

•	Failure to cultivate new, or maintain existing relationships with patient referral sources;

•	Competition;

•	Shortage in qualified healthcare workers;

•	Our employees election of union representation;

•	Difficult, costly or unsuccessful integrations of acquisitions;

•	Accidents or other incidents at our programs;

•	Defaults by borrowers in our loan program;

•	Limited history of profitability;

•	Potential conflicts with our financial sponsors;

•	Natural disasters;

•	Adverse media;

•	Deficiencies in our internal controls; and

•	Regulatory risks.

A more detailed discussion of many of these factors, as well as other factors that could affect our results, is contained in our periodic reports filed with the SEC. You should carefully consider each of these factors and all of the other information in this release. We believe that all forward-looking statements are based upon reasonable assumptions when made. However, we caution that it is impossible to predict actual results or outcomes and that accordingly you should not place undue reliance on these statements. Forward-looking statements speak only as of the date when made and we undertake no obligation to revise or update these statements in light of subsequent events or developments. Actual results and outcomes may differ materially from anticipated results or outcomes discussed in forward-looking statements. You are advised, however to consult any future disclosures we make on related subjects in future reports to the Securities and Exchange Commission (SEC).

About CRC Health Group

CRC Health Group is the most comprehensive network of addiction treatment and related behavioral health services in the nation. CRC offers the largest array of personalized treatment options, allowing individuals, families and professionals to choose the most appropriate treatment setting for their behavioral, addiction, weight management or therapeutic education needs. CRC is committed to making our services widely and easily available, while maintaining a passion for delivering advanced treatment. Since 1995, CRC has been helping individuals and families reclaim and enrich their lives. For more information, visit www.crchealth.com or call (877) 637-6237.

Contact:

CRC Health Corporation

LeAnne M. Stewart, 408-645-3160

Chief Financial Officer